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                                                                     EXHIBIT 7.5


                          SHAREHOLDER RIGHTS AGREEMENT


        THIS SHAREHOLDER RIGHTS AGREEMENT is made as of the 4th day of February, 1999, by and between oz.com, a California corporation (the "Company"), and the persons listed on Schedule A attached hereto (each, an "Investor", and collectively, the "Investors"), with the intention that it become effective and binding upon the parties, if at all, concurrently with the exercise by Ericsson Inc. or its registered assign of that certain Series A Preferred Stock Purchase Warrant of even date herewith (the "Warrant") pursuant to the terms thereof.

                                    RECITALS

        WHEREAS, the Company and Ericsson Inc, a Delaware corporation ("Ericsson"), are parties to the Series A Preferred Stock Purchase Agreement of even date herewith (including the Series A Preferred Stock Purchase Warrant, the "Series A Agreement");

        WHEREAS, the Investors other than Ericsson own shares of the capital stock of the Company which, in the aggregate, constitute a majority interest in the Company.

        WHEREAS, in order to induce Ericsson to enter into the Series A Agreement and to invest funds in the Company pursuant to the Series A Agreement, the Investors and the Company hereby agree that this Agreement shall provide for certain rights and obligations of the Investors;

        NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

        1. Registration Rights; Restrictions on Transfer. The parties hereto covenant and agree as follows:

        1.1 Definitions. For purposes of this Agreement:

               (a) The term "Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

               (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any comparable or successor form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 1.13 hereof.

               (d) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

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compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

               (f) The term "Registrable Securities" means (i) the Common Stock of the Company (the "Common Stock"), (ii) the Common Stock issuable or issued upon conversion of the Company's Series A Preferred Stock (iii) any Common Stock issuable or issued upon exercise of any warrants to purchase the Common Stock and (iv) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i), (ii) or (iii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his/her rights under this Section 1 are not assigned.

               (g) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

               (h) The term "SEC" shall mean the Securities and Exchange Commission.

        1.2    Request for Registration.

               (a) If the Company shall receive at any time after the earlier of
(i) five years after the date of this Agreement or (ii) six (6) months after the effective date of the first registration statement for a public offering (the "IPO") of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least 25%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $5,000,000), then the Company shall:

                      (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

                      (ii) effect as soon as practicable, and in any event within sixty (60) days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.2(b), within twenty (20) days of the mailing of such notice by the Company in accordance with this Agreement.

               (b) If the Holders initiating the registration request hereunder ("INITIATING HOLDERS") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in



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interest of the Majority Investors and shall be reasonably acceptable to the
Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company and reasonably acceptable to a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be first allocated among all Holders thereof, including the Initiating Holders (other than Skuli Mogensen, Gudjon Mar Gudjonsson and Oz Holdings LLC (the "Major Shareholders")), in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each such Holder, and thereafter among the Major Shareholders in proportion, as nearly as practicable, to the amount of Registrable Securities of the Company owned by each such Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

               (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty
(120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12)-month period.

               (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

                      (i) After the Company has effected two (2) registrations pursuant to this Section 1.2 and such registration has been declared or ordered effective;

                      (ii) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                      (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below.



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        1.3 Company Registration. If (but without any obligation to do so) the
Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with this Agreement, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

        1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of the longer of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and
(II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such



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other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

               (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

               (i) At the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, (i) furnish to such Holder on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and federal securities laws, other matters relating to the Company, the securities being registered and the offer and sale of such securities in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) use its best efforts to furnish to such Holder letters dated each such effective date and such closing date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.



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        1.5 Furnish Information.

               (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

               (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.12(b)(2), whichever is applicable.

        1.6 Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company (including fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder; if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for the selling Holders) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition (financial or otherwise), business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

        1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section
1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder; if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for the selling Holders selected by them but excluding underwriting discounts and commissions relating to Registrable Securities.



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        1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters). Notwithstanding any other provision of this Agreement, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. Notwithstanding the foregoing, in no event shall:
(i) the amount of securities of the selling Holders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering, unless such offering is the IPO, in which case the selling shareholder may be excluded if the underwriters make the determination described above and no other stockholder's securities are included or (ii) notwithstanding
(i) above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering. In the event that the Company receives notice from the representative of the underwriters to the effect that marketing factors require a limitation of the type described in this Section 1.8, then the securities included in the offering pursuant to which such notice is given shall be apportioned pro-rata among the selling shareholders according to the total amount of securities (including, without limitation, Registrable Securities) entitled to be included therein. For purposes of the preceding sentence concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and Family Members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder", as defined in this sentence. For purposes of this Agreement, a "Family Member" shall include, with respect to any person, such person's spouse, and the siblings, lineal descendants and ancestors of such person and/or his spouse.

        1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

        1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

               (a) The Company will indemnify and hold harmless each Holder, each of its officers, directors, agents and partners and any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement



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of a material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, and any prospectus, offering circular or other document
(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

               (b) To the extent permitted by law, each Holder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, of the Company's securities covered by such a registration statement (if there by any such underwriter) any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder.

               (c) Promptly after receipt by an indemnified party under this
Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the



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
parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom. The omission to deliver written notice to the indemnifying party will not relieve the indemnified party of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

               (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               (f) The obligations of the Company and Holders under this Section
1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

        1.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;



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               (b) take such action, including the voluntary registration of its
Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

               (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

               (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

        1.12 Form S-3 Registration. In case the Company shall receive from the Holder or Holders of at least 25% of the Registrable Securities, a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 1.12; provided,



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
however, that the Company shall not utilize this right more than once in any twelve (12) month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 1.12; (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (6) within six (6) months of the effective date of any other registration statement relating to an underwritten public offering filed by the Company with the SEC.

               (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

        1.13 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds (i) at least one percent (1%) of the Registrable Securities then outstanding (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), or (ii) all of the shares of Registrable Securities initially issued to such Holder, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of
Section 1.15 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a corporation who are subsidiaries or parents of such corporation and any corporation or entity that is within the meaning of the Securities Act, controlling, controlled by, or under common control with, such assigning corporation shall be aggregated together and with the corporation; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

        1.14 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

        1.15 Market Stand-Off Agreement. Each Investor hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the date on the final prospectus used by the Company to effectuate a registration under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

               (a) such agreement shall be applicable only to the first such registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

               (b) all officers, directors of the Company, holders of at least 1% of the Company's voting securities and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements imposing market stand-off provisions of equal duration; and

               (c) such market stand-off time period shall not exceed one hundred eighty (180) days.

        In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

        Notwithstanding the foregoing, the obligations described in this Section
1.15 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

        1.16 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 with respect to Registrable Securities if (i) such Holder is eligible to sell, transfer or otherwise convey such Registrable Securities pursuant to Rule 144 in any three-month period or
(ii) after five (5) years following the IPO, whichever is earlier.

        1.17 Restrictions on Transfer.

               (a) Each Investor agrees not to make any disposition of all or any portion of the Registrable Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 1.17, provided and to the extent such Section is then applicable and:

                      (i) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                      (ii) (A) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                      (iii) Notwithstanding the provisions of paragraphs (i) and
(ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor which is (A) a partnership to its partners in accordance with partnership interests, (B) a limited liability company to its members in accordance with its operating agreement, or (C) to the Investor's family member or trust for the benefit of an individual Investor, provided the transferee will be subject to the terms of this Section 1.17 to the same extent as if he were an original Investor hereunder.

               (b) Each certificate representing shares of the capital stock of the Company or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities law or as provided elsewhere in this Agreement or the Series A Agreement):

        THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

               (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed without registration, qualification or legend.

               (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

        2. Covenants of the Company.

        2.1 Delivery of Financial Statements. The Company shall deliver to each
Investor:

               (a) as soon as practicable, but in any event within one hundred fifty (150) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP") and good Icelandic accounting standards, and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

               (b) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an unaudited income statement for such fiscal year, an unaudited balance sheet of the Company and unaudited statement of stockholder's equity as of the end of such year, and a schedule as to the sources and applications of funds for such year;

               (c) as soon as practicable, but in any event within forty-five
(45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, schedule as to the sources and application of funds for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter and a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the number of common shares issuable upon conversion or exercise of any outstanding securities convertible or exercisable for common shares and the exchange ratio or exercise price applicable thereto, all in sufficient detail as to permit the Investor to calculate its percentage equity ownership in the Company;

               (d) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year beginning in the fiscal year 1999, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

               (e) with respect to the financial statements called for in subsections (b), (c) and (d) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP and good Icelandic accounting standards consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP or good

Icelandic accounting standards) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment;

               (f) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investors or any assignee of any Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (f) or any other subsection of Section 2.1 to provide information which it deems in good faith to be a trade secret or similar confidential information.

        2.2 Inspection. The Company shall permit each Investor, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

        2.3 Termination of Information and Inspection Covenants. The covenants set forth in Section 2.1 and Section 2.2 shall terminate as to Investors and be of no further force or effect from and after the IPO or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur. Notwithstanding the foregoing, the covenants set forth in subsections 2.1 and 2.2 shall terminate as to an Investor and be of no further force and effect from and after that date when such Investor ceases to beneficially own shares of the capital stock of the Company.

        2.4 Positive Covenants. So long as any Holder owns any securities of the Company, and until the IPO, the Company, on behalf of itself and all of its subsidiaries, agrees as follows:

               (a) The Company shall maintain and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition in accordance with the general practices of other corporations of similar size and character (ordinary wear and tear excepted);

               (b) The Company shall at all times comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any court or governmental department, commission, board, bureau, agency or other instrumentality (domestic or foreign) and the terms of any indenture, contract or other instrument to which it may be a party or under which it or its properties may be bound;

               (c) The Company will keep its assets and those of its subsidiaries insured by financially sound and reputable insurers against loss or damage by fire, extended coverage, explosion and other hazards, risks and liabilities to the extent and in the amount customary for companies in similar size and similar businesses;

               (d) The Company will keep true records and books of account in which full, true, and materially correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with GAAP applied on a consistent basis;

               (e) The Company shall maintain in full force and effect its corporate existence, rights, and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names, or copyrights owned or possessed by it or any subsidiary and deemed by the Company to be necessary to the conduct of its business;

               (f) The Company will retain independent public accountants of recognized standing who shall certify the Company's financial statements at the end of each fiscal year. In the event the services of the independent public accountants so selected, or any firm of independent public accountants hereafter employed by the Company are terminated, the Company will promptly thereafter notify the Holders and will request the firm of independent public accountants whose services are terminated to deliver to the Holders a letter from such firm setting forth the reasons for the termination of their services. In the event of such termination, the Company will promptly thereafter engage another firm of independent public accountants of recognized standing. In its notice to the Holders the Company shall state whether the change of accountants was recommended or approved by the Board of Directors of the Company or any committee thereof;

               (g) The Company will cause each person now or hereafter employed by it to enter into a proprietary information agreement substantially in the form approved by the Board of Directors; provided, however, that this covenant shall not apply to any person who, by virtue of applicable law, is subject to the same restrictions as those set forth in such proprietary information agreement.

        3. Ericsson Put Right.

               (a) Until the IPO, Ericsson is hereby granted the right (the "PUT Right"), exercisable at any time during the period beginning with the date that is thirty (30) days following a Put Trigger Event (as defined below, assuming that the inaccuracy, breach or nonfulfillment, if any, continues for thirty (30) days following a written notice from Ericsson to the Company of the applicable Put Trigger Event), and ending with the date that is one hundred twenty (120) days following such Put Trigger Event, to require the Company, to the extent permitted by applicable law, to purchase any or all of the shares of Series A Preferred Stock or Common Stock beneficially owned by Ericsson (the "Put Shares") at the original purchase price paid by Ericsson for such shares, subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and the like.

               (b) For purposes of this Section 3, a "Put Trigger Event" is defined as (i) the discovery by Ericsson, at any time during the one (1) year period following the date of the Series A Agreement, of any inaccuracy in or any breach of any representation or warranty of the Company contained in the Series A Agreement, or in any schedule or exhibit thereto or certificate or instrument delivered pursuant thereto, (ii) the discovery by Ericsson of any breach or nonfulfillment of any covenant or agreement of the Company contained in this Agreement or the Series A Agreement, or in any schedule or exhibit hereto or thereto or certificate or instrument delivered pursuant hereto or thereto, or
(iii) the discovery by

Ericsson of any breach or nonfulfillment of any covenant or agreement of an Investor other than Ericsson contained in this Agreement, or in any schedule or exhibit hereto or certificate or instrument delivered pursuant hereto; provided, however, that such inaccuracy, breach or nonfulfillment in (i), (ii) and (iii) above shall constitute a Put Trigger Event if and only if it results in a material adverse effect on the assets, condition, affairs or prospects, financially or otherwise, of the Company (a "Material Adverse Effect").

               (c) The Put Right shall be exercised by written notice delivered to the Company prior to the expiration of the ninety (90)-day exercise period. The notice shall indicate the number of Put Shares to be purchased and the date on which the purchase is proposed to be effected, which shall in no event be later than thirty (30) days following delivery of such notice to the Company. On such date Ericsson shall surrender to the Company the certificate or certificates representing the Put Shares, and thereupon the consideration for the Put Shares shall be payable to Ericsson, and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are purchased by the Company, a new certificate shall be issued representing the unpurchased shares.

               (d) The parties hereto agree that the Put Right shall be in addition to any other remedies which Ericsson may seek (with respect to a Put Trigger Event in subsections (i), (ii) or (iii) of Section 3(c) above) and which may exist at law (including, without limitation, money damages) or in equity.

        4. Right of First Refusal.

               (a) Until the IPO, each Investor is hereby granted a right of first refusal with respect to any proposed transfer by another Investor of all or any portion of such Investor's shares of the capital stock of the Company, other than to an Affiliate of such Investor; provided, however, that with respect to the Major Shareholders, the first 500,000 shares of the capital stock of the Company that are transferred by each of Skuli Mogensen and Gudjon Mar Gudjonsson from and after the date of this Agreement shall also be exempt from the Right of First Refusal in this Section 4; provided, further, that if at any time until the IPO an Affiliate of an Investor who has received shares of the capital stock of the Company from an Investor proposes to enter into a transaction after which it will not be an Affiliate of such Investor, the shares of the capital stock of the Company owned by such Affiliate shall be subject to this Right of First Refusal in connection with such transaction as if such transaction was a proposed transfer for purposes of this Section 4 and such Affiliate was proposing to transfer shares of the capital stock of the Company itself. For purposes hereof, an "Affiliate" means, (i) with respect to any person or legal entity, any other person or legal entity that, directly or indirectly, controls, or is controlled by or is under common control with such person or legal entity and (ii) with respect to any person, such person's Family Members or a trust the sole current beneficiaries of which are such person's Family Members.

               (b) If an Investor desires to accept a bona fide third-party offer for the transfer of all or any of such party's shares ("Target Shares"), such Investor (for purposes of this Section 4, a "Transferor Shareholder") shall deliver to all other Investors a written notice ("Notice of Transfer") identifying the Target Shares and stating the terms and conditions of the offer, including the purchase price and the identity of the third-party offeror.

               (c) The other Investors shall, for a period of ten (10) days following receipt of the Notice of Transfer, have the right to elect to purchase the portion of the Target Shares which is equal to the proportion that the number of shares of the capital stock of the Company held by such Investor bears to the total number of shares of the capital stock of the Company held by the Investors who elect to purchase some portion of the Target Shares, upon the same terms and conditions specified in the Notice of Transfer. Such right shall be exercisable by delivery of written notice ("Exercise Notice") to the Transferor Shareholder prior to expiration of the ten (10) day exercise period. The Exercise Notice shall set forth all or such portion of the Target Shares which such Investor elects to purchase. The closing of such transfer shall be held within the later of: (X) the twenty (20) day period following receipt of the Exercise Notice by the Transferor Shareholder or (Y) the twenty (20) day period following determination of the non-cash value of the purchase price by the Board of Directors of the Company or by an independent appraiser as described in
Section 4(d).

               (d) If the purchase price specified in the Notice of Transfer is payable in property other than cash or evidences of indebtedness, each Investor shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. The Board shall, in its sole discretion, determine such cash value. If the Transferor Shareholder does not agree with the Board's valuation, then the valuation shall be made by an independent appraiser selected by the Chief Executive Officer of the Company and approved by a majority in interest of the Investors electing to pay the purchase price in cash. The cost of the appraisal shall be fully borne by the party whose valuation is furthest, in monetary terms, from the final valuation of the independent appraiser.

               (e) If the right of any Investor is exercised with respect to all of the Target Shares specified in the Notice of Transfer, then such Investors shall consummate the purchase of the Target Shares, including payment of the purchase price, on the same terms specified in the Notice of Transfer, and the Transferor Shareholder shall deliver an assignment of the Target Shares to the transferee(s).

               (f) If the Investors exercise their right with respect to, in the aggregate, less than all the Target Shares specified in the Notice of Transfer, the Transferor Shareholder shall transfer to such Investors the portion of the Target Shares which the Investors have elected to purchase, with the remaining portion of the Target Shares being (i) transferred to the third-party offeror identified in the Notice of Transfer, on terms no more favorable to such third-party offeror than those specified in the Notice of Transfer or (ii) retained by the Transferor Shareholder, at the option of the Transferor Shareholder.

               (g) If none of the Investors exercise their rights in accordance with this Section 4, the Transferor Shareholder shall be permitted to transfer the Target Shares upon terms and conditions (including the purchase price) no more favorable to such third-party offeror than those specified in the Notice of Transfer. If the Transferor Shareholder does not effect such transfer of the Target Shares within the specified period, the right of first refusal shall continue to be applicable to any subsequent transfer of the Target Shares by the Transferor Shareholder.

        5. Participation Right.

               (a) If the Company at any time or from time to time from the date hereof until the IPO offers to sell or sells any shares of Common Stock or any shares of its preferred stock ("SHARES"), or any option, warrant or other right to purchase or any securities that are convertible or exercisable into or exchangeable for any Shares ("SHARE EQUIVALENTS"), then each of the Investors shall have the right, exercisable upon written notice to the Company within fifteen (15) days after the Company notifies such parties of the proposed offering or sale (for purposes of this Section 5, the "Notice Date"), to purchase its pro rata portion of the number of Shares or Share Equivalents (as the case may be) so offered for sale (being the proportion which the number of Shares held by such Investor on the Notice Date on a fully diluted basis bears to the total number of Shares outstanding on a fully diluted basis as of the Notice Date). Notwithstanding the foregoing, the provisions of this Section 5 shall not apply to the issuance or sale of any Shares or Share Equivalents (1) in connection with a stock split or dividend or distribution payable in additional Shares or Share Equivalents without payment of any consideration by such holder for the additional Shares or Share Equivalents, (2) issuable or issued to employees, consultants or directors of the Company directly or pursuant to a stock option plan or restricted stock plan, or similar equity incentive arrangement, approved by the Board of Directors of the Company, but not exceeding in the aggregate ten percent (10%) of the outstanding capital stock of the Company on the date hereof, (3) issuable or issued upon conversion of any shares of the Company's preferred stock ("Preferred Stock"), (4) issuable or issued upon conversion of any warrants, rights or other securities convertible or exercisable into or exchangeable for shares of Common Stock or Preferred Stock; (5) issuable or issued in connection with the acquisition by the Company of all or substantially all of the outstanding capital stock or assets of a person or corporate entity or (6) issuable or issued to a strategic investor that is not a competitor to the Company or Ericsson, including, without limitation, Microsoft Corporation, Intel Corporation or Landsimi (a "STRATEGIC Investor"), but not exceeding in the aggregate twenty percent (20%) of the outstanding capital stock of the Company on the date hereof.

               (b) Notwithstanding the foregoing, if the Company at any time or from time to time from the date hereof until the IPO offers to sell or sells any Shares, or any Share Equivalents to a Strategic Investor not exceeding in the aggregate twenty percent (20%) of the outstanding capital stock of the Company on the date hereof, then Ericsson shall have the right, exercisable upon written notice to the Company within fifteen (15) days after the Company notifies Ericsson of the proposed offering or sale to purchase from the Company (in addition to the Shares or Share Equivalents being sold to such Strategic Investor) that number of Shares or Share (as the case may be) using the following formula:

               A      =      X+A
               -             ---
               B               Y

               Where A = the number of Shares held by Ericsson on the Notice Date on a fully diluted basis

                             B = the total number of Shares outstanding on a fully diluted basis as of the Notice

                             X = the number of Shares to be issued to Ericsson

                             Y = the total number of Shares outstanding on a fully diluted basis after taking into effect the issuance of Shares to such Strategic Investor

        6. Agreement to Maintain Percentage Ownership Interest. Until the earlier of the IPO or two (2) years from the date of this Agreement, the Major Shareholders each agree that he/it will not sell, transfer or otherwise convey any shares of the capital stock of the Company, other than to an Affiliate, if, after such transfer, such Investors would beneficially own in the aggregate less then thirty percent (30%) of the outstanding capital stock of the Company on a fully diluted basis.

        7. Election of Directors. Until the IPO, each of the Investors will, at each meeting of shareholders of the Company and in all actions taken by the shareholders of the Company in lieu of a meeting, vote a sufficient number (when added to the shares of the capital stock of the Company owned by Ericsson) of shares of the capital stock of the Company which they are entitled to vote under any trust, voting agreement or proxy, in favor of the election of one nominee to the Board of Directors of the Company designated by Ericsson to ensure that Ericsson's nominee is elected. If, following election to the Board pursuant to this Section 7, such designee of Ericsson shall resign or be removed or be unable to serve for any reason prior to the expiration of his or her term as a director of the Company, Ericsson shall within 30 days of such event notify the Board in writing of a replacement nominee, and each Investor shall, at any meeting of shareholders of the Company or in any action taken by the shareholders of the Company in lieu of a meeting, vote its shares of the capital stock of the Company which they are entitled to vote under any trust, voting agreement or proxy, in favor of the election of such replacement nominee to ensure such replacement nominee is elected. If Ericsson shall fail to so notify the Board, the Board, in its sole discretion, may nominate any other person to fill such vacancy.

        8. Miscellaneous.

        8.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of the capital stock of the Company held by Investors). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or any affiliate of or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        8.2 Governing Law and Legal Actions. This Agreement shall be governed by and construed under the laws of California without regard to conflicts of laws provisions thereof. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorneys' fees.

        8.3 Arbitration. Except that either party may seek provisional relief from a court pending the availability of an award from the arbitrator as described below, any dispute, controversy or claim arising out of or in relation to either this Agreement or at law, or the breach, termination or invalidity of this Agreement, that is not timely settled amicably by agreement of the parties hereto, shall be finally settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") then in force, by one of more arbitrators appointed in accordance with said rules and the Federal Arbitration Act. The place of arbitration shall be New York City, New York (or any mutually agreed place within 75 miles thereof). All documents and agreements relative to any such dispute shall be read, interpreted, and construed from the English versions thereof. The award rendered shall be final and binding upon both parties. Judgment upon the award may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and/or an order of enforcement as the case may be.

        8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        8.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        8.6 Notices. All notices or other communications hereunder shall be in writing (including by facsimile transmission) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses or facsimile numbers set forth below their names on the signature pages hereof, or at or to such other address or facsimile number as shall be designated by any party in a written notice to the other parties hereto. All such notices and other communications shall be effective (i) if delivered by hand, when delivered; (ii) if sent by mail, upon the earlier of the date of receipt or 7 days after deposit in U.S. mail, first class or 10 days after deposit in airmail; and (iii) if sent by facsimile transmission (with hard copy to follow promptly), when sent.

        8.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, Ericsson and a majority of the voting power of the then outstanding shares of the Company's capital stock held by the Major Shareholders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Investor then outstanding, each assignee of any Investor and the Company.

        8.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

        8.9 Protective Provisions for Ericsson. Until the IPO, the Company agrees that it shall not do any of the following without first obtaining the written approval of Ericsson:

               (a) Increase the authorized number of shares reserved under any stock option or purchase plan that results in the aggregate number of shares of Common Stock issued or issuable to employees, consultants, officers, directors and other providers of services to the Company pursuant to such plans to exceed 5,000,000 shares;

               (b) Issue, or obligate itself to issue, any equity security or any option warrant or other right to acquire any equity security of the Company, to any primary competitor of Ericsson; or

               (c) Enter into any agreements with lenders providing for the borrowing of more than $750,000 USD, or issue or obligate itself to issue any notes, bonds, debentures or similar instruments with an aggregate value in excess of $750,000 USD.

        8.10 Transfers to Affiliates. Notwithstanding anything to the contrary in this Agreement, until the IPO, no transfer of any shares of the capital stock of the Company by an Investor to an Affiliate of such Investor may be made unless such Affiliate shall have agreed in writing that such Affiliate, as a holder of shares of the capital stock of the Company, shall be bound by and be entitled to the benefits of all the provisions of this Agreement applicable to such shares of capital stock. Any purported transfer of shares of the capital stock of the Company without compliance with the applicable provisions of this Agreement shall be null and void and of no effect, and the purported transferee shall have no rights as an Investor under this Agreement. In the event of such non-complying transfer, the Company shall not transfer any such shares of the capital stock of the Company on its books or recognize the purported transferee as an Investor hereunder for any purpose, until all applicable provisions of this Agreement have been complied with.

        8.11 Aggregation of Stock. All shares of Registrable Securities or capital stock of the Company, as applicable, held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

        8.12 Entire Agreement. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

        8.13 Effective Date. This Agreement shall not be effective unless and until Ericsson Inc., or its registered assign, has exercised the Warrant, and thereby become a shareholder of OZ.COM on or before May 31, 1999.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            OZ.COM

                                             /s/ SKULI MOGENSEN
                                            ------------------------------------
                                            Name:    Skuli Mogensen
                                                  ------------------------------
                                            Title:   Chief Executive Officer
                                                  ------------------------------
                                            Address: 54 Snorrabrant
                                                    ----------------------------
                                                     IS 105 Reykjavik
                                                    ----------------------------
                                                      Iceland
                                                    ----------------------------

                                            ERICSSON INC.

                                             /s/ ROLF ERIKSSON
                                            ------------------------------------
                                            Name:    Rolf Eriksson
                                                  ------------------------------
                                            Title:   Vice President
                                                  ------------------------------
                                            Address: Teleton AB LM Ericsson
                                                    ----------------------------
                                                     S-126 25 Stockholm Sweden
                                                    ----------------------------
                                                    ----------------------------


                                            SKULI MOGENSEN

                                             /s/ SKULI MOGENSEN
                                            ------------------------------------

                                            Address: Fjulan Suegent 11
                                                    ----------------------------
                                                     101 Reykjavik
                                                    ----------------------------
                                                     Iceland
                                                    ----------------------------


                                            GUDJON MAR GUDJONSSON


                                             /s/ GUDJON MAR GUDJONSSON
                                            ------------------------------------

                                            Address: Skidasund 47
                                                    ----------------------------
                                                     IS 104 Reykjavik
                                                    ----------------------------
                                                     Iceland
                                                    ----------------------------



          [COUNTERPART SIGNATURE PAGE TO SHAREHOLDER RIGHTS AGREEMENT]

                                            OZ HOLDINGS LLC


                                             /s/ SKULI MOGENSEN
                                            ------------------------------------
                                            Name:    Skuli Mogensen
                                                  ------------------------------
                                            Title:   Director
                                                  ------------------------------
                                            Address: 54 Snorrabrant
                                                    ----------------------------
                                                     IS 105 Reykjavik
                                                    ----------------------------
                                                     Iceland
                                                    ----------------------------




                                             /s/ GUDJON MAR GUDJONSSON
                                            ------------------------------------
                                            Name:    Gudjon Mar Gudjonsson
                                                  ------------------------------
                                            Title:   Director
                                                  ------------------------------
                                            Address: 54 Snorrabrant
                                                    ----------------------------
                                                     IS 105 Reykjavik
                                                    ----------------------------
                                                      Iceland
                                                    ----------------------------


          [COUNTERPART SIGNATURE PAGE TO SHAREHOLDER RIGHTS AGREEMENT]

                                   SCHEDULE A

                              SCHEDULE OF INVESTORS


Ericsson Inc.
Skuli Mogensen
Gudjon Mar Gudjonsson
Oz Holdings LLC